EX-28.i.1

2005 Market Street Suite 2600 Philadelphia, PA 19103 T: 215.564.8000

August 28, 2026

Board of Directors

DFA Investment Dimensions Group Inc.

6300 Bee Cave Road, Building One

Austin, TX 78746

Ladies and Gentlemen:

We have examined the Amended and Restated Articles of Incorporation, as amended and supplemented (the “Articles”), of DFA Investment Dimensions Group Inc. (the “Fund”), a corporation organized under Maryland law, the Fund’s Amended and Restated By-laws, and the records of the various pertinent corporate proceedings we deem material.  We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

The Fund is authorized to issue an aggregate of Two Hundred and Sixty Billion (260,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Two Billion, Six Hundred Million Dollars ($2,600,000,000), and currently issues the following shares of the following series and classes listed on Appendix A.

 The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.

The Fund has filed a Registration Statement with the U.S. Securities and Exchange Commission under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act.  You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also have informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the

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consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2 under the Investment Company Act, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP
STRADLEY RONON STEVENS & YOUNG, LLP

Appendix A

Asia Pacific Small Company Portfolio – Institutional Class

Continental Small Company Portfolio – Institutional Class

DFA California Intermediate-Term Municipal Bond Portfolio – Institutional Class

DFA California Municipal Real Return Portfolio – Institutional Class

DFA California Short-Term Municipal Bond Portfolio – Institutional Class

DFA Commodity Strategy Portfolio – Institutional Class

DFA Diversified Fixed Income Portfolio – Institutional Class

DFA Five-Year Global Fixed Income Portfolio – Institutional Class and ETF Class

DFA Global Core Plus Fixed Income Portfolio – Institutional Class

DFA Global Core Plus Real Return Portfolio – Institutional Class

DFA Global Real Estate Securities Portfolio – Institutional Class

DFA Global Sustainability Fixed Income Portfolio – Institutional Class

DFA Inflation-Protected Securities Portfolio – Institutional Class

DFA Intermediate Government Fixed Income Portfolio – Institutional Class and ETF Class

DFA Intermediate-Term Extended Quality Portfolio – Institutional Class

DFA Intermediate-Term Municipal Bond Portfolio – Institutional Class

DFA International Real Estate Securities Portfolio – Institutional Class

DFA International Small Cap Value Portfolio – Institutional Class

DFA Investment Grade Portfolio – Institutional Class

DFA LTIP Portfolio – Institutional Class

DFA MN Municipal Bond Portfolio – Institutional Class

DFA Municipal Bond Portfolio – Institutional Class

DFA Municipal Real Return Portfolio – Institutional Class and ETF Class

DFA NY Municipal Bond Portfolio – Institutional Class

DFA One-Year Fixed Income Portfolio – Institutional Class

DFA Oregon Municipal Bond Portfolio – Institutional Class

DFA Real Estate Securities Portfolio - Institutional Class and ETF Class

DFA Selective State Municipal Bond Portfolio – Institutional Class

DFA Selectively Hedged Global Fixed Income Portfolio – Institutional Class

DFA Short-Duration Real Return Portfolio – Institutional Class and ETF Class

DFA Short-Term Extended Quality Portfolio – Institutional Class

DFA Short-Term Government Portfolio – Institutional Class

DFA Short-Term Municipal Bond Portfolio – Institutional Class and ETF Class

DFA Short-Term Selective State Municipal Bond Portfolio – Institutional Class

DFA Social Fixed Income Portfolio – Institutional Class

DFA Targeted Credit Portfolio – Institutional Class

DFA Two-Year Global Fixed Income Portfolio – Institutional Class

DFA World ex U.S. Government Fixed Income Portfolio – Institutional Class

Dimensional 2015 Target Date Retirement Income Fund – Institutional Class

Dimensional 2020 Target Date Retirement Income Fund – Institutional Class

Dimensional 2025 Target Date Retirement Income Fund – Institutional Class

Dimensional 2030 Target Date Retirement Income Fund – Institutional Class

Dimensional 2035 Target Date Retirement Income Fund – Institutional Class

Dimensional 2040 Target Date Retirement Income Fund – Institutional Class

Dimensional 2045 Target Date Retirement Income Fund – Institutional Class

Dimensional 2050 Target Date Retirement Income Fund – Institutional Class

Dimensional 2055 Target Date Retirement Income Fund – Institutional Class

Dimensional 2060 Target Date Retirement Income Fund – Institutional Class

Dimensional 2065 Target Date Retirement Income Fund – Institutional Class

Dimensional 2070 Target Date Retirement Income Fund – Institutional Class

Dimensional Retirement Income Fund – Institutional Class

Dimensional VA Equity Allocation Portfolio – Institutional Class

Dimensional VA Global Bond Portfolio – Institutional Class

Dimensional VA Global Moderate Allocation Portfolio – Institutional Class and Class L10

Dimensional VA International Small Portfolio – Institutional Class

Dimensional VA International Value Portfolio – Institutional Class

Dimensional VA Short-Term Fixed Portfolio – Institutional Class

Dimensional VA U.S. Large Value Portfolio – Institutional Class

Dimensional VA U.S. Targeted Value Portfolio – Institutional Class

Dimensional VIT Inflation-Protected Securities Portfolio – Institutional Class

Dimensional World ex U.S. Sustainability Targeted Value Portfolio – Institutional Class

Emerging Markets Core Equity 2 Portfolio – Institutional Class

Emerging Markets Portfolio – Institutional Class

Emerging Markets ex China Core Equity Portfolio – Institutional Class

Emerging Markets Small Cap Portfolio – Institutional Class

Emerging Markets Social Core Equity Portfolio – Institutional Class

Emerging Markets Sustainability Core 1 Portfolio – Institutional Class

Emerging Markets Targeted Value Portfolio – Institutional Class

Emerging Markets Value Portfolio – Institutional Class

Enhanced U.S. Large Company Portfolio – Institutional Class

Global Small Company Portfolio – Institutional Class

Global Social Core Equity Portfolio – Institutional Class

International Core Equity 2 Portfolio – Institutional Class

International High Relative Profitability Portfolio – Institutional Class

International Large Cap Growth Portfolio – Institutional Class

International Small Cap Growth Portfolio – Institutional Class

International Small Company Portfolio – Institutional Class

International Social Core Equity Portfolio – Institutional Class

International Sustainability Core 1 Portfolio – Institutional Class

International Vector Equity Portfolio – Institutional Class

Japanese Small Company Portfolio – Institutional Class

Large Cap International Portfolio – Institutional Class

Selectively Hedged Global Equity Portfolio – Institutional Class

U.S. Core Equity 1 Portfolio – Institutional Class and ETF Class

U.S. Core Equity 2 Portfolio – Institutional Class and ETF Class

U.S. High Relative Profitability Portfolio – Institutional Class and ETF Class

U.S. Large Cap Equity Portfolio – Institutional Class and ETF Class

U.S. Large Cap Growth Portfolio – Institutional Class and ETF Class

U.S. Large Cap Value Portfolio – Institutional Class

U.S. Micro Cap Growth Portfolio – Institutional Class and ETF Class

U.S. Small Cap Growth Portfolio – Institutional Class and ETF Class

U.S. Small Cap Portfolio – Institutional Class and ETF Class

U.S. Small Cap Value Portfolio – Institutional Class and ETF Class

U.S. Social Core Equity 2 Portfolio – Institutional Class

U.S. Sustainability Core 1 Portfolio – Institutional Class

U.S. Sustainability Targeted Value Portfolio – Institutional Class

U.S. Targeted Value Portfolio – Institutional Class and ETF Class

U.S. Vector Equity Portfolio – Institutional Class and ETF Class

United Kingdom Small Company Portfolio – Institutional Class

World Core Equity Portfolio – Institutional Class

World ex U.S. Core Equity Portfolio – Institutional Class

World ex U.S. Targeted Value Portfolio – Institutional Class

World ex U.S. Value Portfolio – Institutional Class